Exhibit 23.2

Conyers Dill & Pearman

BARRISTERS & ATTORNEYS

CLARENDON HOUSE, 2 CHURCH STREET, P.O. Box HM 666, HAMILTON HM CX, BERMUDA

TELEPHONE: (441) 295 1422 FACSIMILE: (441) 292 4720 E-MAIL: INFO@CDP.BM

INTERNET: WWW.CDP.BM

17 December, 2004

Lazard Ltd Clarendon House 2 Church Street Hamilton HM 11 BERMUDA	DIRECT LINE: 441 - 299 4923 E-MAIL: cggarrod@cdp.bm OUR REF: CGG/mgb/329393/Corp.D. 131210

Dear Sirs,

We hereby consent to the use of our name in the Registration Statement on Form S-1 to be filed on the date hereof by Lazard Ltd with the Securities and Exchange Commission (the “Commission”). In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/    Conyers Dill & Pearman

CONYERS DILL & PEARMAN

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